Exhibit 10.31

SUBSCRIPTION AGREEMENT

(Membership Interests in Extra Space Development, LLC)

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made this 31 day of December, 2007, by and among Extra Space Development, LLC (“Company”), and Extra Space Storage LLC (“Subscriber”), (the Company and the Subscriber are sometimes collectively referred to as “Parties.”)

WITNESSETH:

WHEREAS, the Company has entered into six agreements with the Subscriber for the purchase and sale of limited liability company interests, as identified in the attached Exhibit A (“Six Sale Agreements”); and

WHEREAS, Subscriber desires to acquire certain membership interests in the Company for the consideration set forth herein; and

WHEREAS, the Parties desire to enter into this Agreement to set forth with specificity and detail the terms and conditions upon which the foregoing subscription and acquisition of membership interests shall be accomplished.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Parties hereto agree as follows:

1.             Sale of Membership Interest. The Subscriber agrees to contribute, and the Company agrees to accept from Subscriber, the sum of $356,718.90 as a capital contribution to Company in exchange for a membership interest in the Company as described below.

2.             Admission/ Operating Agreement. Subscriber hereby consents to the Amended and Restated Operating Agreement of the Company dated January 1, 2004 (“Operating Agreement”) and agrees to be bound thereby, subject to the further Second Amended and Restated Operating Agreement attached hereto as Exhibit B, which shall be effective as of the Effective Date of this Agreement.

3.             Subscriber Review of Disclosure Materials. Subscriber acknowledges that it has received no representations or warranties from the Company, the Manager, Kenneth M. Woolley or by any person acting on behalf of the Company, with respect to the proposed business of the Company, or any other aspects or consequences of a purchase of membership interests, and that Subscriber has not relied upon any information concerning the Company, written or oral. Subscriber represents and warrants to Company and Manager that it has had full access to Company records and has made such inquiry regarding the Company and its business, as Subscriber deems necessary.

4.             Subscriber Representations and Warranties. The Subscriber further represents and warrants to the Company as follows:

(a)           Economic Risk. The Subscriber is aware that the membership interests are speculative investments involving a high degree of risk.

(b)           Counsel. Subscriber, its counsel, its advisors, and such other persons, with whom it has found it necessary to consult, have sufficient knowledge and experience in business and financial matters

1

to evaluate the Company, and the merits and risks of the investment, and to make an informed investment decision with respect thereto.

(c)           Examination. The Company has made available to the Subscriber, its counsel and advisors, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, the Company and its representatives, concerning the terms and conditions of the investment, and access to obtain any information, documents, financial statements, records and books (i) relative to the Company, the business, and an investment in the Company, and (ii) necessary to verify the accuracy of any information furnished to the Subscriber.

(d)           Transfer Restrictions. The membership interests are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement, and applicable state and federal securities laws, pursuant to registration or an exemption therefrom. Subscriber should be aware that it might be required to bear the financial risks of this investment for an indefinite period.

(e)           Correctness, Remaking of Warranties. The foregoing representations and warranties are true and correct as of the date hereof and each such representation and warranty shall survive the purchase of membership interests.

5.             Company Representations and Warranties: AS IS, WHERE IS. The Company represents and warrants to the Subscriber as follows:

(a)           Company is a Utah limited liability company, and duly formed, existing and in good standing in the State of Utah

(b)           Company has adopted a Plan of Dissolution in form attached as Exhibit C, which includes a plan for a series of redemptions of the membership interests of all of the existing members of the Company other than the Subscriber.

(c)           The Company, and its members and managers, make no representations or warranties to the Subscriber other than as specifically set forth herein. Otherwise, and in all respects, the membership interest of the Company hereby subscribed for, and the organizational documents of the Company, and the assets, liabilities, and business of the Company are hereby approved by and conveyed to the Subscriber “AS IS, WHERE IS” and without warranty of any kind.

6.             Miscellaneous.

(a)           Utah Law. This Subscription Agreement shall be construed in accordance with and be governed by the laws of the State of Utah. The parties hereto hereby agree to submit to the jurisdiction of the state of federal courts in Utah to resolve all claims or disputes arising under this Subscription Agreement.

(b)           Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the successors, heirs, assigns and personal representatives of all parties; provided, however, that Subscriber may not assign its rights or delegate his duties under this Subscription Agreement.

2

(c)           Effective Date. This Subscription Agreement shall become Effective upon execution by all parties named below.

(d)           Entire Agreement. It is expressly understood that this Subscription Agreement and the documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof. All prior understandings or commitments of any kind, oral or written, pertaining thereto are hereby superseded and canceled.

(end of text)

3

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the date and year first above written.

COMPANY:

Extra Space Development, LLC

By:	/s/ Kenneth M. Woolley
Its: Manager

SUBSCRIBER:

Extra Space Storage LLC

By:	/s/ Kent W. Christensen
Its: Manager

CONSENT TO ADMISSION OF MEMBER

Pursuant to Article 3.06 of the Operating Agreement, the undersigned, representing greater than 50% of the Membership Interests in the Company waive any rights of first refusal set forth in the Operating Agreement and consent to the transaction described above and the admission of Extra Space Storage LLC as a Member of the Company.

MEMBERS:	KRISPEN FAMILY HOLDINGS, L.C., Member

/s/ Kenneth M. Woolley	By:	/s/ Spencer F. Kirk
Kenneth M. Woolley, Member	Spencer F. Kirk
Percentage Interest: 32.630%	Its: Manager
Percentage Interest: 20.195%

4

EXHIBIT A

SIX SALE AGREEMENTS

1.    Agreement for Purchase and Sale of Limited Liability Company Interest (Extra Space of Culver City LLC– ESS# 1160)

2.    Agreement for Purchase and Sale of Limited Liability Company Interest (Extra Space of Middletown LLC– ESS# 1192)

3.    Agreement for Purchase and Sale of Limited Liability Company Interest (Extra Space of Jamaica Plain– ESS# 1098)

4.    Agreement for Purchase and Sale of Limited Liability Company Interest (Extra Space of Elk Grove LLC– ESS# 1166)

5.    Agreement for Purchase and Sale of Limited Liability Company Interest (Extra Space of Extra Space West Two LLC)

6.    Agreement for Purchase and Sale of Limited Liability Company Interest (Storage Associates Holdco)

5

LC# 029047

RECEIVED

ARTICLES OF ORGANIZATION	SEP 22 1998

OF

EXTRA SPACE DEVELOPMENT, LLC

The undersigned hereby form a limited liability company (the “Company”) — pursuant to the Utah Limited Liability Company Act and adopt as the Articles of Organization of such limited liability company the following:

1.             Name of the Company:

The name of the Company shall be “EXTRA SPACE DEVELOPMENT, LLC”

2.             Period of its Duration:

The duration of the Company shall be forty (40) years from the date of filing of these Articles of Organization with the Division of Corporations & Commercial Code of the State of Utah.

3.             Purposes of the Company.

The purposes for which the Company is organized are to develop, finance, lease, construct, own, operate, maintain and sell real and personal property of all types, and other related business within the State of Utah. In addition, the Company shall have unlimited power to engage in and do any lawful act concerning any or all lawful businesses for which limited liability companies may be organized according to the laws of the State of Utah, including all powers and purposes now and hereafter permitted by law to a limited liability company.

4.             Principal Place of Business and Registered Agent.

The address of the principal place of business of the Company is as follows:

Extra Space Development, LLC
488 East Winchester, Suite 150
Salt Lake City, UT 84107

The name and address of the agent for service of process is:

Kenneth M.Woolley
488 East Winchester, Suite 150
Salt Lake City, UT 84107

However, if the agent appointed therein cannot be found or served with the exercise of reasonable diligence, or if said agent’s authority has been revoked, then the Utah Division of Corporations & Commercial Code is appointed as the agent of the company for service of process.

5.             Management.

The Company is to be managed by a manager. The name and address of the manager who is to serve until its successors are elected and qualify is:

Kenneth M. Woolley
488 East Winchester, Suite 150
Salt Lake City, UT 84107

6.             Operations.

The Company shall be governed by a written Operating Agreement, the terms of which shall supplement the provisions of Utah law.

DATED: September 17, 1998.

/s/ KENNETH M. WOOLLEY
KENNETH M. WOOLLEY, Manager

ACCEPTANCE BY REGISTERED AGENT:

/s/ Kenneth M. Woolley
Kenneth M. Woolley

2

LL 029047
Nov 29 1999

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF ORGANIZATION
OF
EXTRA SPACE DEVELOPMENT, LLC

THE UNDERSIGNED, pursuant to the Utah Limited Liability Company Act, hereby adopts these Articles of Amendment to the Articles of Organization for Extra Space Development, LLC (the “Company”), and certifies that:

FIRST:	The name of the Company is Extra Space Development, LLC

SECOND:	The date of registration of the Company with the Utah Division of Corporations and Commercial Code was September 22, 1998.

THIRD:	The Articles of Organization are hereby amended by replacing the initial Period of Duration in Article 2 with the following new Period of Duration:

The duration of the Company shall be sixty (60) years from the date of filing of the Articles of Organization with the Division of Corporations and Commercial Code of the State of Utah.

FOURTH:	Except as amended by this Certificate, the Articles of Organization shall remain unchanged.

IN WITNESS WHEREOF, this Certificate of Amendment was executed on the date given below by the undersigned member/manager of the Company, who is duly authorized to execute and file this Certificate of Amendment and to affirm, under penalties of perjury, that the facts stated in this Certificate of Amendment are true.

DATED this 16th day of November, 1999.

/s/ Kenneth M.Woolley
Kenneth M.Woolley
Member/Manager

3

CERTIFICATE OF GOOD STANDING
FOREIGN LIMITED LIABILITY COMPANY

I, KEVIN SHELLEY, Secretary of State of the State of California, hereby certify:

That on the 18th day of November, 1998, EXTRA SPACE DEVELOPMENT, LLC, complied with the requirements of California law in effect on that date for the purpose of registering to transact intrastate business in the State of California; and further purports to be a limited liability company organized and existing under the laws of Utah as EXTRA SPACE DEVELOPMENT, LLC, and;

That the above limited liability company is entitled to transact intrastate business in the State of California as of the date of this certificate subject, however, to any licensing requirements otherwise imposed by the laws of this state; and

That no information is available in this office on the financial condition, business activity or practices of this limited liability company.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of April 8, 2004.

/s/ KEVIN SHELLEY
KEVIN SHELLEY Secretary of State

4

AMENDED AND RESTATED OPERATING AGREEMENT
FOR
EXTRA SPACE DEVELOPMENT, LLC

THIS AMENDED AND RESTATED OPERATING AGREEMENT FOR EXTRA SPACE DEVELOPMENT, LLC (the “Agreement”) is made and entered effective as of the 1st day of January, 2004, by, between, and among the Members and the Manager(s) of the Company, as such terms are defined below.

RECITALS

a.             The Articles of Organization for Extra Space Development, LLC (hereinafter the “Articles of Organization”) were filed with the Division on September 22, 1998. Extra Space Storage LLC, a Delaware limited liability company, was the sole member of the Company.

b.             Pursuant to that certain Plan of Reorganization (Extra Space Development, LLC) dated effective as of the same date as this Agreement between Extra Space Storage LLC, the Company, and the Members, the Extra Space Storage LLC has distributed all of the membership interests in the Company to the Members.

c              The Members have each reviewed this Agreement, in its entirety, and desire to cause the same to be adopted as and for the operating agreement of the Company, in accordance with the Act.

AGREEMENT:

Pursuant to the Act, and all other pertinent laws of the State of Utah and its political subdivisions, and in exchange for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned Members mutually agree and covenant as follows:

ARTICLE 1: ORGANIZATION

1.01         Adoption of Operating Agreement. The Members hereby unanimously adopt this Agreement as the Operating Agreement for the Company pursuant to the provisions of the Act.

1.02         Name.  The name of the Company shall be EXTRA SPACE DEVELOPMENT, LLC

1.03         Commencement of Business. The existence of the Company commence as of the date of filing of the Company’s Articles of Organization with the Division and shall continue thereafter until terminated as provided herein. For purposes of this Section 1.03, the Articles of Organization of the Company shall be deemed filed with the Division on the date indicated by the Division as part of its stamp or seal on the original Articles of Organization which are filed with the office of the Division.

1.04         Registered Office, Registered Agent, Designated Office. The Company shall continuously maintain a registered office and registered agent in the State of Utah as required by the Act. The registered agent of the Company in the State of Utah is Kenneth M. Woolley, and the registered office of the Company in the State of Utah is 2795 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121. The designated office of the Company in the State of Utah for purposes of Section 48-2c-l11 of the Act shall be 2795 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121. The Company may designate or maintain any registered agent, registered office or other office in any jurisdiction whether or not required by law, and any such designation heretofore made is hereby ratified and approved. The registered office, registered agent and designated office of the Company may be changed at any time and from time to time by the Manager(s).

1.05         Purposes. The principal business purposes for which the Company is organized are to acquire, own, develop, mortgage, encumber, hypothecate, lease, sell, maintain, improve, alter, remodel, expand, manage, and otherwise operate and deal with real and personal property from time to time acquired by the Company and for any other lawful purpose for which a limited liability company may be organized under the laws of the State of Utah.

1.06         No Liability of Managers, Members, Organizers, Officers and Employees. Except as otherwise agreed by such Organizer, Member, Manager officer or employee, no Organizer, Member, Manager, officer or employee of the Company is or shall be personally liable under a judgment, decree, or order of a court, or in any other manner, for a debt, obligation, or liability of the Company or for the acts or omissions of the Company or any other Organizer, Member, Manager, officer or employee of the Company. The failure of the Company to maintain records, to hold meetings, or to observe any formalities or requirements imposed by the Act or by the Articles of Organization or this Agreement is not a ground for imposing personal liability on any Member, Manager, Officer or employee of the Company for any debt, obligation or liability of the Company.

1.07         Title to Property. All real and personal property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in its individual name or right, and each Member’s interest in the Company shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all of its real and personal property in the name of the Company and not in the name of any Member.

1.08         Payments of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of a Member.

1.09         Independent Activities: Transactions With Affiliates.

(a)           Each Member and Manager and any of their respective Affiliates shall be required to devote only such time to the affairs of the Company as such Member or Manager determines in its sole discretion may be necessary, and each Affiliate of a Member or Manager, to the extent not otherwise directed by the Member or Manager, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

(b)           Insofar as permitted by applicable law, any Member, Manager and their respective Affiliates may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or any Member, and neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member, Manager or Affiliate of any of them from engaging in such activities, or require any Member or Manager to permit the Company or any Member, Manager or Affiliate of any of them to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. This provision shall not be construed to be in derogation of any obligation which any Person may have to the Company arising out of such Person’s employment by, or position as an officer of the Company, or any contract or agreement such Person may have with the Company.

(c)           To the extent permitted by applicable law and except as otherwise provided in this Agreement, the Company is hereby authorized to purchase property from, sell property to, or otherwise deal with any Member or Manager, acting on its own behalf, or any Affiliate of any Member or Manager, provided that any such purchase, sale, or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase, or other transaction had been entered into with an independent third party.

ARTICLE 2: DEFINITIONS

2.01         Definitions.  The terms used in this Agreement shall have the following meanings:

(a)           Act means the Utah Revised Limited Liability Company Act, Title 48, Chapter 2c, Utah Code Annotated.

(b)           Adverse Act means, with respect to any Member, any of the following:

(1)           A Transfer of all or any portion of such Member’s interest in the Company except as expressly permitted or required by this Agreement;

(2)           Transfer of all or any portion of any Person’s interest in any Member except as expressly permitted or required by this Agreement;

(3)           An attempt by such Member to withdraw from the Company or dissolve the Company or take any action in breach of Section 11.02 hereof;

(4)           Any termination, dissolution or liquidation of a corporation, limited liability company, or partnership which is a Member, or the taking of any action by its directors, majority shareholders or general partners looking to the termination, dissolution or liquidation of such Member, unless substantially all assets of such Member are transferred, or are to be transferred, to a Wholly Owned Affiliate of such Member;

(5)           The Bankruptcy of such Member or the occurrence of any other event which would permit a trustee or receiver to acquire control of the affairs or assets of such Member;

(6)           A determination by the Third Judicial District Court of Salt Lake County, State of Utah, or any other court having jurisdiction over the Company and the Members, that such Member has taken an action, or has failed to take an action within the scope of his duties hereunder, that results, or can reasonably be expected to result in, such Member becoming liable to indemnify the Company for a material sum pursuant to any provision of this Agreement or that would justify a decree of dissolution of the Company under the Act; or

(7)           In the case of a Member who is a natural person, his or her death or the entry of an order by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her person or his or her estate.

(c)           Adverse Member means any Member with respect to whom an Adverse Act pursuant to Section 2.01(b) has occurred.

(d)           Affiliate means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person owning or controlling interests in such Person possessing the right to cast ten percent (10%) or more of the total votes entitled to be cast for the election of management of such Person or to be cast with respect to management decisions of such Person, (iii) any officer, director, manager, or general partner of such Person, or (iv) any other Person who is an Affiliate of any other Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

(e)           Aggregate Buy-Sell Price has the meaning set forth in Section 10.03 hereof.

(f)            Appraisers’ Notice has the meaning set forth in Section 9.06 hereof.

(g)           Articles of Organization means the Articles of Organization of the Company as filed with the Division.

(h)           Bankruptcy means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy.” A “Voluntary Bankruptcy” means, with respect to any Person, the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

(i)            Business Day means any day other than a Saturday or Sunday on which banks are not required or authorized to close in the state of Utah.

(j)            Capital Account means the Capital Account of each Member as described in Section 4.01 below.

(k)           Capital Contributions means collectively all contributions of cash or other Property to the Company.

(l)            Code means the Internal Revenue Code of 1986, as amended.

(m)          Division means the Division of Corporations and Commercial Code of the Department of Commerce, State of Utah.

(n)           Election Day has the meaning set forth in Section 10.02 hereof.

(o)           Election Period has the meaning set forth in Section 10.02 hereof.

(p)           First Appraiser has the meaning set forth in Section 10.05 hereof.

(q)           Fiscal Year means (i) the period commencing on the effective date of this Agreement and ending on December 31, next following (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to ARTICLE 4 hereof.

(r)            Interest or Member’s Interest means an individual Member’s share of the Company capital, assets, profits, surplus or losses, and all rights of a Member of a limited liability company under the Act and all rights of a Member of the Company under this Agreement.

(s)           Involuntary Bankruptcy has the meaning set forth in Section 2.01(b) hereof.

(t)            Liquidating Event has the meaning set forth in Section 11.03 hereof.

(u)           Manager(s) shall have the meaning set forth in Section 6.01 below.

(v)           Member or Members means the persons named in ARTICLE 3 below, and such other Members as may be admitted from time to time in accordance with this Agreement, but shall not mean the husband, wife, child or parent of any Member unless such husband, wife, child or parent is expressly named herein as a Member.

(w)          Net Cash From Operations means the gross cash proceeds from Company operations less the portion thereof used to pay, or establish reserves for, all Company expenses (including without limitation, operating expenses, development expenses, debt payments, capital improvements, replacements, and contingencies), all as determined by the Manager(s). Net Cash From Operations does not include Net Cash From Sales or Net Cash From Refinancings. Net Cash From Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this Section 2.01(w) and Sections 2.01(x) and 2.01(y).

(x)            Net Cash From Refinancings means the net cash proceeds from any initial financing and all refinancings of Property, less any portion thereof used to establish reserves, all as determined by the Manager(s).

(y)           Net Cash From Sales means the net cash proceeds from all sales and other dispositions of Property, less any portion thereof used to establish reserves, all as determined by the Manager(s). Net Cash From Sales shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with the sale or other disposition of Property.

(z)            Net Equity has the meaning set forth in Section 10.04 hereof.

(aa)         Percentage Interest means the Percentage Interest in the Company of each Member as set forth in Section 3.01 below.

(bb)         Person means any individual, partnership, limited liability company, corporation, trust, or other entity.

(cc)         Profits and Losses means the net profits or losses of the Company for federal income tax purposes as determined by the accountants employed by the Company; provided, however, that in the event the profits or losses of the Company are later adjusted in any manner, as the result of an audit by the Internal Revenue Service, or otherwise, then the net profits or losses of the Company shall be adjusted to the same extent.

(dd)         Property means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

(ee)         Purchase Notice has the meaning set forth in Section 10.02 hereof.

(ff)           Regulations means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(gg)         Second Appraiser has the meaning set forth in Section 10.05 hereof.

(hh)         Third Appraiser has the meaning set forth in Section 10.05 hereof.

(ii)           Transfer means, as a noun, any voluntary or involuntary transfer, sale, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, or otherwise dispose of.

(jj)           Voluntary Bankruptcy has the meaning set forth in Section 2.01(h) hereof.

(kk)         Wholly Owned Affiliate of any Person shall mean (i) an Affiliate of such Person one hundred percent (100%) of the voting stock or beneficial ownership of which is owned directly by such Person, or by any Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, (ii) an Affiliate of such Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, and (iii) any Wholly Owned Affiliate of any Affiliate described in clause (i) or clause (ii) of this Section 2.01(kk).

ARTICLE 3: MEMBERS OF THE COMPANY

3.01         Members. The names, addresses and Percentage Interests of the Members of the Company are set forth on
Exhibit A attached hereto and by this reference made a part hereof. The Members agree that the Members interests in the capital, Profits, Losses and other items of Company income, gain, loss or deduction, and distributions from the Company shall be in accordance with their respective Percentage Interests.

3.02         Classes of Members. There shall be one class of Members. There shall be no distinction between the rights and liabilities of Members.

3.03         Additional Capital Contributions. From time to time, upon written consent of the Members holding more than fifty percent (50%) of the Percentage Interests, each of the Members may contribute additional cash and other properties into the Company upon such terms as are approved by Members holding more than fifty percent (50%) of the Percentage Interests. Such contributions shall constitute additional Capital Contributions.

3.04         Withdrawal of Capital Contributions. Except as otherwise expressly provided in this Agreement:

(a)           only after the dissolution and winding-up of the Company may any of the Capital Contributions be withdrawn;

(b)           no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses, or distributions;

(c)           no Member shall be personally liable to any other Member for the return of any part of the Members’ Capital Contributions; and

(d)           Capital Contributions shall not bear interest.

3.05         Member’s Compensation. Except as otherwise approved by the Members or provided in this Agreement, no Member shall receive any interest, salary, or drawing with respect to Capital Contributions or for services rendered on behalf of the Company or otherwise in the capacity as Member. The Members agree that the Manager(s) may receive such salaries and other compensation as are approved from time to time by the Members.

3.06         Admission of New Members. Except as otherwise provided in this Section 3.06 and ARTICLE 9 hereof, relating to Transfers of Company interests, no Person shall be admitted to the Company as a Member without the consent of Members holding more than fifty percent (50%) of the aggregate Percentage interests of all Members. With the approval of Members holding more than fifty percent (50%) of the Percentage Interests, the Manager(s) may admit one or more Persons as new Members of the Company upon such terms as are approved by Members holding more than fifty percent (50%) of the Percentage Interests.

ARTICLE 4: CAPITAL ACCOUNTS; ALLOCATIONS OF PROFITS AND LOSSES

4.01         Capital Accounts. A separate Capital Account shall be maintained for each Member. Each Member’s Capital Account shall be credited with each Member’s share of the capital of the Company. Each Member’s Capital Account shall be increased by the additional Capital Contributions made by such Member and by such Member’s share of gains and profits of the Company as allocated under Section 4.01 below. Such account shall be decreased by any distributions to such Member under Sections 5.01 and, and by such Member’s share of losses and deductions of the Company as allocated under Section 4.01 below. Solely for accounting purposes among the Members, a Member may have a minus or debit balance in his or her Capital Account, but any such minus or debit balance shall not represent a liability of such Member to the Company and no Member shall have any obligation to restore a negative balance in such Member’s Capital Account.

4.02         Allocation of Profits and Losses. The Profits and Losses of the Company shall be allocated to the Members in accordance with their Percentage Interests; provided, however, that if a Member has contributed appreciated property to the Company in kind, and the property is later transferred by the Company (including but not limited to sales or distributions in kind to Members other than the contributing Member), to the extent required by Section 704(c) of the Code, income, gain, loss or other deductions, other than depreciation, shall be allocated to the contributing Member.

ARTICLE 5: DISTRIBUTIONS

5.01         Distributions of Net Cash From Operations. Net Cash From Sales. and Net Cash From Refinancings. Net Cash from Operations, Net Cash from Sales, and Net Cash from Refinancings shall be distributed, at such times as the Manager(s) may determine, to the Members in accordance with the respective Percentage Interests.

5.02         Reinvestment of Net Cash From Operations and Net Cash From Sales and Net Cash From Refinancings. The Manager(s) may, from time to time, reinvest all or any portion of Net Cash From Operations and Net Cash From Sales and Net Cash From Refinancings.

5.03         Distribution in Kind. Distributions of property other than cash shall be apportioned among the members on the same basis as would be a distribution of Net Cash From Sales in the amount of the fair market value of the distributed property as of the date of distribution, with the same effect on the apportionment of the distribution and all future distributions of cash or other property as a distribution of cash in such amount.

ARTICLE 6: MANAGEMENT

6.01         Management. The business, operations and properties of the Company shall be managed by the Manager(s). The initial Manager(s) shall be Kenneth M. Woolley. Kenneth M. Woolley shall serve as Manager(s) of the Company until the dissolution of the Company, as hereinafter provided, or until otherwise replaced as set forth in this Agreement. The Manager(s) can be replaced upon a vote of the Members at a regular meeting of the Members or special meeting of the Members called for that purpose. If the Manager(s) should fail or cease to serve then a replacement Manager(s) shall be elected by a vote of the Members at a regular or special meeting of the Members, called for that purpose. At any time when more than one Manager is serving, every action, determination, vote, consent, or approval of the Manager(s) shall require the unanimous consent of the Manager(s). If the Manager(s) cannot agree upon any particular matter, such matter shall be determined by the Members.

6.02         General Powers of Manager(s). The Manager(s) shall be solely responsible for the management of the Company’s business and activities with all rights and powers generally conferred by law or necessary, advisable or consistent in connection therewith. In the event that the Manager(s) are unable to agree upon any matter calling for the vote, consent, approval, action, or determination of the Manager(s), the matter shall be determined by the Members. Except as expressly provided otherwise in this Agreement, no Member, in the capacity of a Member, shall have any right to participate in the management of the Company or to vote with respect to any matter to be determined by the Members of the Company.

6.03         Specific Powers of the Manager(s). In addition to any other rights and powers which a manager may possess, the Manager(s) shall have all specific rights and powers required or appropriate to his management of the Company business, conferred by this Agreement, by the Act or otherwise, including by way of illustration and not by way of limitation the following:

(a)           To acquire, hold and dispose of any real or personal property, interest therein, or appurtenance thereto, as well as personal or mixed property connected with any real property, including the purchase, lease development, improvement, maintenance, exchange, trade or sale of such properties, at such price, rental or amounts, for cash, securities or other property, and upon such terms, as are deemed by such Manager(s) to be in the best interest of the Company;

(b)           To authorize any entity in which the Company holds an interest to acquire, hold and dispose of any real or personal property, interest therein, or appurtenance thereto, as well as personal or mixed property connected with any real property, including the purchase, lease development, improvement, maintenance, exchange, trade or sale of such properties, at such price, rental or amounts, for cash, securities or other property, and upon such terms, as are deemed by such
Manager(s) to be in the best interest of the Company;

(c)           To borrow money and, if security is required therefore, to mortgage or lien any portion of the property of the Company, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as are deemed by such Manager(s) to be in the best interest of the Company;

(d)           To authorize any entity in which the Company owns an interest to borrow money and, if security is required therefore, to authorize such entity to mortgage or lien any portion of the property of such entity, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as are deemed by such
Manager(s) to be in the best interest of the Company;

(e)           To place record title to, or the right to use, Company assets in the name or names of a nominee or nominees for any purpose convenient or beneficial to the Company;

(f)            To acquire and enter into any contract or insurance which the Company deems necessary and proper for the protection of the Company, for the conservation of its assets, or for any purpose convenient, or beneficial to the Company;

(g)           To employ from time to time persons, firms or corporations for the operation and management of the Company business, including but not limited to, supervisory and managing agents, brokers, attorneys, accountants and other professionals, on such terms and for such compensation as the Manager(s) shall determine;

(h)           To pay any and all organizational expenses incurred in the creation of the Company;

(i)            To compromise, arbitrate, or otherwise adjust claims in favor of or against the Company and to commence or defend litigation with respect to the Company or any assets of the Company as the Manager(s) may deem advisable, all or any of the above matters being at the expense of the Company;

(j)            To borrow money from banks, other lending institutions, and other lenders for any Company purpose including the maintenance of a margin account with any securities broker (except as specifically prohibited by this Agreement), and in connection therewith issue notes, debentures and other debt securities and hypothecate the assets of the Company to secure repayment of borrowed sums; and no bank, other lending institution, or other lender to which application is made for loan by the Manager(s) shall be required to inquire as to the purposes for which such loan is sought, and as between this Company and such bank, other lending institution, or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement;

(k)           To authorize any entity in which the Company holds an interest to borrow money from banks, other lending institutions, and other lenders for any purpose of such entity including the maintenance of a margin account with any securities broker (except as specifically prohibited by this Agreement), and in connection therewith issue notes, debentures and other debt securities and hypothecate the assets of such entity to secure repayment of borrowed sums; and no bank, other lending institution, or other lender to which application is made for loan by such entity, as authorized by the Manager(s), shall be required to inquire as to the purposes for which such loan is sought, and as between this Company and such bank, other lending institution, or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement;

(l)            To maintain, at the expense of the Company, accurate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each Company Fiscal Year, together with tax reporting information, and quarterly reports on the operations of the Company;

(m)          To purchase, at the expense of the Company, liability and other insurance to protect the Company’s properties and business and to protect the Manager(s), his or her agents and employees, and the Members;

(n)           To execute instruments, enter into agreements and contracts with parties, and give receipts, releases and discharges with respect to all of the foregoing matters set forth in subsections 6.03(a) through 6.03(m) above, and any matters incident thereto as the Manager(s) may deem advisable or appropriate;

(o)           To make certain elections under the tax laws of the United States, the State of Utah, and other relevant jurisdictions as to the treatment of items of Company income, gain, loss, deduction and credit, and as to all other relevant matters (including without limitation elections under Section 754 of the Code as the Manager(s) believes necessary or desirable.

6.04         Limitations on Manager(s). Notwithstanding anything in this Agreement to the contrary, without the consent of the Members, the Manager(s) shall have no authority to:

(a)           Do any act in contravention of this Agreement;

(b)           Do any act which would make it impossible to carry on the ordinary business of the Company;

(c)           Confess a judgment against the Company;

(d)           Possess Company property or assign the rights of the Company in specific Company property for other than a Company purpose; or

(e)                                  Admit a Person as a Member, except as otherwise provided in this Agreement.

6.05                           Manager(s)’ Time. Each Manager shall devote such of his time to the business of the Company as he or she may, in his or her sole discretion, deem to be necessary to conduct the Company’s business. No Manager shall be required to devote his or her full time to the Company’s business. The Manager(s) shall be entitled to such compensation for their services as may be approved, from time to time, by the Members.

6.06                           Reimbursement. Each Manager shall be reimbursed for all out-of-pocket expenses incurred in organizing the Company, including all legal and accounting fees incurred. Thereafter the Manager shall be reimbursed for all goods and materials used for or by the Company. All expenses of the Company shall be billed directly to and paid by the Company. The Manager(s) shall be reimbursed for any administrative expenses including salaries, rent, travel expenses, and other items generally within the purview of furthering the Company business.

6.07                           Exculpation. The Manager(s) shall not be liable to the Company or to any of its Members for honest mistakes of judgment or for losses due to such mistakes or to the negligence, dishonesty or bad faith of any employee or agent of the Company; provided that such employee or agent was selected, engaged or retained by the Manager(s) as authorized by the Company with reasonable care. The Manager(s) may rely upon the advice of legal counsel to the Company in determining what acts or omissions are within the scope of authority conferred by this Agreement. The Company shall indemnify and hold harmless each Manager and his or her agents from and against any loss, expense, damage or injury suffered or sustained by them by reason of or in furtherance of the interest of the Company, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action or threatened action, proceeding or claim, provided that the acts, omissions, or alleged acts or omissions upon which such action or threatened action, proceedings or claims are based were performed or omitted in good faith and not fraudulently, in bad faith, as a result of wanton and willful misconduct or gross negligence.

ARTICLE 7: MEETINGS OF MEMBERS

7.01                           Regular Meetings. The Company may hold regular meetings as from time to time designated by Members holding over 20% of the then issued and outstanding Percentage Interests, or by the Manager(s). Such regular meetings shall be held at such time and place as designated by the Members or by the Manager(s), designating such meetings, as the case may be.

7.02                           Notice of Members Meetings. The Manager(s) shall, and any Member may, give written notice stating the place, day, and hour of both regular and special meetings, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting to each Member of record entitled to vote at such meeting. Notice of any meeting of Members, annual or special, shall be given in the manner specified in Section 14.01.

If any notice addressed to a Member at the address of such Member appearing on the books of the Company is returned to the Company by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Member at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the Member upon written demand of the Member at the principal executive office of the Company for a period of one (1) year from the date of the giving of such notice. A certificate or an affidavit of the mailing, transmission or other means of giving any notice of any Members’ meeting shall be executed by a Manager, and shall be filed and maintained in the minute book of the Company.

7.03                           Waiver of Notice. If, under the provisions of the Act, the Articles of Organization, or this Agreement, notice is required to be given to a Member or to the Manager(s), a waiver in writing signed by the person or persons entitled to the notice, whether made before or after the time for notice to be given, is equivalent to the giving of notice.

7.04                           Quorum. Members owning more than 50% of the Percentage Interests of the Company represented in person or by proxy, shall constitute a quorum at a meeting of Members. If Members holding less than 50% of the Percentage Interests of the Company are represented at a meeting, Members holding a majority of the Percentage Interests so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Members in such number that less than a quorum remain.

7.05                           Voting. A holder of a Percentage Interest, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Organization, every Member shall be entitled to a vote equal to the Percentage Interest in the Company of such Member standing in his name on the records of the Company. Except as herein or in the Articles of Organization otherwise provided, all matters which call for a vote, consent, approval or determination of the Members shall be determined by the concurrence of Members owning more than fifty percent (50%) of the Percentage Interests then outstanding.

7.06                           Proxies/Power of Attorney. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by his duly authorized attorney in fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

7.07                           Action by Written Consent. Any action which may be taken by the Members at a Meeting held pursuant to this ARTICLE 7 or as provided elsewhere in this Agreement may be taken without a meeting, upon the written consent to such action of Members holding the amount of Percentage Interests as is required to take such action.

ARTICLE 8: ACCOUNTING, BOOKS AND RECORDS

8.01                           Accounting, Books and Records. The Company shall maintain at its principal place of business separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied and, to the extent inconsistent therewith, in accordance with this Agreement. The Company shall use the cash method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly. Each Member shall, at his sole expense, have the right, at any time without notice to any other Member, to examine, copy, and audit the Company’s books and records during normal business hours.

8.02                           Records Required by the Act. The Company shall keep the following records at its Designated Office:

(a)                                  a current list in alphabetical order of the full name and last-known business, residence, or mailing address of each member and each manager;

(b)                                 a copy of the stamped articles of organization and all certificates of amendment thereto, together with a copy of all signed powers of attorney pursuant to which the articles of organization or any amendment has been signed;

(c)                                  a copy of a writing prepared by the Person or Persons who signed and filed the Articles of Organization which sets forth;

(1)                                  the name and street address of each initial Member of the Company;

(2)                                  the name and street address of each initial Manager of the Company (if any);

(3)                                  a copy of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years;

(4)                                  a copy of any financial statements of the Company, if any, for the three most recent years;

(5)                                  a copy of the Company’s operating agreement, if any, and all amendments thereto; and

(6)                                  a copy of the minutes, if any, of each meeting of Members and of any written consents obtained from Members.

8.03                           Reports. Within one hundred and twenty (120) days after the end of each Fiscal Year, the Company shall cause each Member to be furnished with a copy of the balance sheet of the Company as of the last day of the applicable period, a statement of income or loss for the Company for such period, and a statement of the Company’s cash flow for such period.

8.04                           Tax Returns: Information. The Manager(s) shall cause the Company to prepare all income and other tax returns of the Company and shall cause the same to be filed in a timely manner. The Company shall furnish to each Member a copy of each such return, together with any schedules or other information which each Member may require in connection with such Member’s own tax affairs.

8.05                           Special Basis Adjustment. In connection with any Transfer of a Company interest, the Company shall, at the written request of the transferor or the transferee, on behalf of the Company and at the time and in the manner provided in Regulations Section 1.754-1(b), make an election to adjust the basis of the Company’s property in the manner provided in Sections 734(b) and 743(b) of the Code, and such transferee shall pay all costs incurred by the Company in connection therewith, including, without limitation, reasonable attorneys’ and accountants’ fees.

8.06                           Tax Matters Partner. A “Tax Matters Partner” shall be designated by the Members in accordance with the applicable provisions of the Code and to act in any similar capacity under state or local law. All of the Members shall be required to cooperate fully with the Tax Matters Partner in the discharge of its responsibility as such. Kenneth M. Woolley is hereby designated the Tax Matters Partner, and may be replaced as such by determination of the Members.

ARTICLE 9: TRANSFER OF MEMBERSHIP INTERESTS

9.01                           Prohibition on Hypothecation by Members. No Member shall mortgage or grant a security interest in his Interest in the Company.

9.02                           Restrictions on Transfers. Except as expressly permitted or required by this Agreement, no Member shall Transfer all or any portion of his interest in the Company or any rights therein without the consent of Members holding at more than fifty percent (50%) of the aggregate Percentage Interests of all Members. Any Transfer or attempted Transfer by any Member in violation of the preceding sentence shall be null and void and of no force or effect whatever. Notwithstanding anything to the contrary in this Agreement, the Members hereby agree to consent to Transfers of interests in the Company by any Member and agree to consent to the substitution of the transferees of such Transfers as substitute members of the Company provided that (a) such transfers are made to a limited liability company, trust, partnership, or other entity for estate planning purposes, (b) such Member retains the ability, directly or indirectly, to direct the outcome of any determination of such transferee, whether by vote, consent or otherwise, without the vote, consent or approval of any other Person, (c) appropriate amendments are made to this Agreement to reflect such Transfer, and (d) such Transfer and the transferor and transferee of such Transfer comply with the provisions of Sections 9.04 and 9.08. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Company purposes and the relationship of the Members. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Each Member hereby further agrees to hold the Company and each Member (and each Member’s successors and assigns) wholly and completely harmless from any cost, liability, or damage (including, without limitation, liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified Persons as a result of a Transfer or an attempted Transfer in violation of this Agreement.

9.03                           Transfers to Other Members. If, but only if, a Member (hereinafter the “Selling Member”) receives from another Member (hereinafter the “Purchasing Member”) a written offer to purchase all of the Interest of the Selling Member which written offer (hereinafter the “Purchase Offer”) the Selling Member desires to accept, the Selling Member shall give all of the other Members written notice of that fact (hereinafter the “Sale Notice”). The Selling Member shall attach to the Sale Notice a copy of the Purchase Offer. For a period (hereinafter the “Election Period”)

ending at 11:59 P.M. (local time at the Company’s principal place of business) on the forty-fifth day following the day on which the Sale Notice is given (hereinafter the “Election Day”), the Members other than the Selling Member may elect, by notice to the Selling Member, to purchase all or any portion of the Interest of the Selling Member, which notice shall state the maximum Percentage Interest that such Member is willing to purchase. Said election and purchase shall be made by giving notice thereof (the “Purchase Notice”) to all Members, which Purchase Notice shall not be valid unless it states the maximum Percentage Interest that such Member (a “Purchase Notice Member”) is willing to purchase. If the aggregate Percentage Interests that Purchase Notice Members are willing to purchase pursuant to valid Purchase Notices equals or exceeds the entire Percentage Interests of the Selling Member, such Purchase Notice Members shall become “Purchasing Members” and shall be obligated to purchase all of the Interest of the Selling Member and the Selling Member shall be obligated to sell its Interest to the Purchasing Members. Each Purchasing Member shall be obligated to purchase that portion of the Selling Members’ Interest that corresponds to the ratio of the Percentage Interests that such Purchasing Member indicated willingness to purchase in his Purchase Notice to the aggregate Percentage Interests that all such Purchasing Members indicated willingness to purchase under all Purchase Notices. In the event that the Members other than the Selling Member do not elect to purchase the entire Interest of the Selling Member, the Selling Member shall be free to sell his Interest to the Purchasing Member for the price, and on the terms specified and described in the Purchase Offer; provided, however, that if the sale contemplated by the Purchase Offer is not consummated within thirty (30) days after the expiration of the Election Period, the Selling Member shall again give a Sale Notice with respect to such Purchase Offer and follow the procedures outlined and required by this Section 9.03 as if such procedures had not previously been followed with respect to such Purchase Offer. If the Members other than the Selling Member elect to purchase the entire Interest of the Selling Member, the purchase price and other terms of purchase shall be identical to those set forth in the Purchase Offer; provided, however, that the closing shall occur on or before the date that is thirty (30) days after the expiration of the Election Period, at the Company’s principal place of business. A Person who acquires all or any part of the Interest of a Selling Member (either pursuant to this Section 9.03 or pursuant to a Purchase Offer after the Selling Member has complied with the provisions of this Section 9.03) shall, upon satisfaction of the requirements specified in Sections 9.04 and 9.07, acquire such Interest in the capacity as a Member and shall have all of the rights of a Member with respect to such Interest (or any part thereof) and particularly, without limiting the generality of the foregoing, the Percentage Interest relating to such Interest shall thereafter be deemed part of the total Percentage Interest owned by the Member for all purposes of this Agreement.

9.04         Conditions to Transfers. Any Transfer not approved under this ARTICLE 9 shall be null and void and of no force or effect whatever.

(a)           Any transferor and transferee shall execute such documents and instruments of conveyance and assumption as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the Transferee’s agreement to be bound by the provisions of this Agreement and assumption of all monetary obligations of the transferor Member with respect to the interest being transferred and the transferor Member’s agreement to guarantee the prompt payment and performance of such assumed obligations.

(b)                                 The Company shall receive, prior to any Transfer, an opinion of counsel satisfactory to the Company confirming that such Transfer will not terminate the Company for federal income tax purposes.

(c)                                  The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred interest until it has received such information.

(d)                                 A Member making a Transfer of all or a portion of his Company interest and the Transferee thereof shall pay all reasonable costs and expenses incurred by the Company in connection with such Transfer.

9.05                           Admission of Transferee as a Member. A Transferee of an interest in the Company shall be admitted as a Member in the Company only upon the consent of the Members owning more than fifty percent (50%) of the aggregate Percentage Interests of all Members. The rights of a Transferee who is not admitted as a Member shall be limited to the right to receive allocations and distributions from the Company with respect to the interest transferred, as provided by this Agreement. The Transferee of such interest shall not be a Member with respect to such interest, and, without limiting the foregoing, shall not have the right to vote as a Member, inspect the Company’s books, act for or bind the Company, or otherwise interfere in its operations.

9.06                           Effect of Transfer on Company. The Members intend that the Transfer of an interest in the Company shall not cause the dissolution of the Company under the Act; however, notwithstanding any such dissolution, the Members shall continue to hold the Company’s assets and operate its business in limited liability company form under this Agreement as if no such dissolution had occurred.

9.07                           Distribution Among Members. If a Transfer of an interest in the Company approved under ARTICLE 9 occurs during any Fiscal Year, Profits, Losses, each item thereof, and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Members. All distributions on or before the date of a Transfer approved under ARTICLE 9 shall be made to the transferor, and all distributions thereafter shall be made to the transferee. If a Transfer was not approved under ARTICLE 9, all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, on the last day of the Fiscal Year during which the Transfer occurs, was the owner of the Company interest. The Members and the Company shall incur no liability for making allocations and distributions in accordance with the provisions of this Section 9.07, whether or not any of the Members or the Company has knowledge of any Transfer or purported Transfer of ownership of any interest in the Company.

9.08                           Additional Restrictions. Notwithstanding the provisions of this ARTICLE 9, a Member may only sell, assign, or otherwise transfer any Interest in the Company if:

(a)                                  The proposed transfer will not result in the termination of the Company as provided in Section 708(b) of the Code, or otherwise adversely affect the Company’s tax status as a partnership thereunder. The Members are expressly authorized to enforce this provision by notifying the Selling Members that all transfers or assignments will be suspended for a period of up to twelve (12) months whenever interests in the Company representing aggregate interests of thirty five percent (35%) or more in Company capital or revenues shall have been effectively transferred in any twelve (12) month period;

(b)                                 Such Selling Member and his purchaser, transferee or assignee execute such instruments of transfer and assignment with respect to such transactions as are in form and substance satisfactory to the non-selling Members; and

(c)                                  The assignor or transferor delivers to the Company an opinion of counsel, in form acceptable to counsel to the Company; that:

(1)                                  the proposed transfer or assignment of the Interest complies with all federal and state laws and regulations, including the Securities Act of 1933, and

(2)                                  the proposed transfer or assignment will not affect the availability to the Company of the exemption from registration of the interest provided by the Securities Act of 1933 or any Rule or Regulation promulgated by the Securities and Exchange Commission or the similar exemption from registration under the securities laws of any applicable state.

In the event of a transfer of a Member’s Interest, if it is in the best interest of the Company to do so, the Company may make an election, as provided for in Section 754 of the Code, to adjust the basis of the Company assets.

ARTICLE 10: BUY-SELL

10.01                     Determination of Net Equity of Adverse Member’s Interest. Prior to the end of the sixtieth day following the day upon which a Member (an “Adverse Member”) commits or suffers an Adverse Act, or the sixtieth day after the day any Member other than the Adverse Member receives actual notice of such Adverse Act, any Member may send notice to the Adverse Member of the Adverse Act, and such Adverse Member shall have thirty days following the date of such notice (the “Notice Period”) within which to cure the Adverse Act which is the subject of the notice. At any time prior to the end of the sixtieth day following the end of the Notice Period, any Member, by notice to all other Members (“Member Notice”), may cause the Net Equity of the Adverse Member’s interest in the Company to be determined as of the date of such Member Notice. Such notice shall designate the First Appraiser as required by Section 10.05 hereof and the Adverse Member shall appoint the Second Appraiser within ten (10) Business Days of receiving such notice designating the First Appraiser.

10.02                             Election to Purchase Interest of Adverse Member. For a period (the “Election Period”) ending at 11:59 P.M. (local time at the Company’s principal place of business) on the thirtieth day following the day on which notice of the Adverse Member’s Net Equity is given pursuant to Section 10.04 hereof (the “Election Day”), the Members other than the Adverse Member may elect, by notice to the Adverse Member, to purchase all or any portion of the interest of the Adverse Member, which notice shall state the maximum Percentage Interest that such Member is willing to purchase. Said election and purchase shall be made by giving notice thereof (the “Purchase Notice”) to all Members, which Purchase Notice shall not be valid unless it states the maximum Percentage Interest that such Member (a “Purchase Notice Member”) is willing to purchase. If the aggregate Percentage Interests that Purchase Notice Members are willing to purchase pursuant to valid Purchase Notices equals or exceeds the entire Percentage Interests of the Adverse Member, the Purchase Notice Members shall become “Purchasing Members” and shall be obligated to purchase all of the interests of the Adverse Member and the Adverse Member shall be obligated to sell its interests to the Purchasing Members. Each Purchasing Member shall be obligated to purchase that portion of the Selling Members’ interests that corresponds to the ratio of the Percentage Interests that such Purchasing Member indicated willingness to purchase in his Purchase Notice to the aggregate Percentage Interests that all such Purchasing Members indicated willingness to purchase under all Purchase Notices. In the event that the other Members do not elect to purchase the entire interest of the Adverse Member, the Adverse Member shall be under no obligation to sell any portion of its interest to any Member. The cost of determining Net Equity shall be borne one-half by the Adverse Member and one-half by the Company and the amount borne by the Company shall be treated as an expense of the Company for purposes of such determination.

10.03                     Terms of Purchase: Closing. The closing of the purchase and sale of the Adverse Member’s interests shall occur on a date and time mutually agreeable to the Purchasing and the Adverse Members, which shall not be later than 10:00 A.M. (local time at the place of the closing) on the first Business Day occurring on or after the sixtieth day following the last day of the Election Period and at such place as is mutually agreeable to the Purchasing Members and Adverse Member, or upon the failure to agree, at the Company’s principal place of business. At the closing each Purchasing Member shall pay to the Adverse Member, by cash or other immediately available funds, that portion of the Buy-Sell Price of such Adverse Member’s interest that corresponds to a fraction, the numerator of which is the portion of the Aggregate Buy-Sell Price for which such Purchasing Member is liable, and the denominator of which is the Aggregate Buy-Sell Price, and the Adverse Member shall deliver to each Purchasing Member good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those granted by this Agreement) to the portion of the Adverse Member’s interest thus Purchased. Each Purchasing Member shall be liable only for the Purchasing Member’s individual portion of the Buy-Sell Price to Adverse Member. In the event that any Purchasing Member shall fail to perform his obligation to purchase hereunder, and no other Purchasing Member elects to purchase the portion of the Adverse Member’s interest thus not purchased, such Adverse Member shall not be obligated to sell any portion of his interest to any Purchasing Member.

At the closing the Members shall execute such documents and instruments of conveyance as may be necessary or appropriate to confirm the transactions contemplated hereby, including, without limitation, the Transfer of the Company interests of the Adverse Member to the Purchasing Members and the assumption by each Purchasing Member of each Adverse Member’s obligation with respect to the portion of the Adverse Member’s interest transferred to such Purchasing Member. The reasonable costs of such Transfer and closing, including, without limitation, attorneys’ fees and filing fees, shall be divided equally between the Adverse Member and the Purchasing Members.

The price at which the interest of the Adverse Member is purchased and sold under this Section 10.03 (the “Buy-Sell Price” of such interest) is ninety percent (90%) of the Net Equity thereof, determined as of the Election Day, unless the Adverse Member is an Adverse Member solely because of a transfer of an interest in a Member upon the death of any Person owning, directly or indirectly, an interest in a Member, in which event the Buy-Sell Price of such interest shall be one hundred percent (100%) of the Net Equity thereof, determined as of the Election Day. The aggregate price of all interests required to be bought and sold hereunder is the “Aggregate Buy-Sell Price.”

10.04                     Net Equity. The “Net Equity” of a Member’s interest in the Company, as of any day, shall be the amount that would be distributed to such Member in liquidation of the Company pursuant to ARTICLE 11 hereof if (1) all of the Company’s assets were sold for their Gross Appraised Values, (2) the Company paid its accrued, but unpaid, liabilities and established reserves pursuant to Section 11.06 hereof for the payment of reasonably anticipated contingent or unknown liabilities, and (3) the Company distributed the remaining proceeds to the Members in liquidation, all as of such day, provided that in determining such Net Equity, no reserve for contingent or unknown liabilities shall be taken into account if such Member (or his successor in interest) agrees to indemnify the Company and all other Members for that portion of any such reserve as would be treated as having been withheld pursuant to Section 11.06 hereof from the distribution such Member would have received pursuant to Section 11.05 hereof if no such reserve were established.

The Net Equity of a Member’s interest in the Company shall be determined, without audit or certification, from the books and records of the Company by a firm of independent certified public accountants designated by the Manager(s). The Net Equity of a Member’s interest shall be determined within sixty (60) days of the day upon which such accountants are appraised in writing of the Gross Appraised Value of the Assets of the Company, and the amount of such Net Equity shall be disclosed to the Company and each of the Members by written notice, prepared and delivered by such accountants, the Manager(s), or any Member, to the Members. The Net Equity determination of such accountants shall be final and binding in the absence of a showing of gross negligence or willful misconduct.

10.05                     Gross Appraised Value of the Assets of the Company. “Gross Appraised Value of the Assets of the Company,” as of any day, shall be equal to the fair market value of all of the assets of the Company as of such day. As used herein, as of any day, the “fair market value” of the assets of the Company means the maximum amount that a single buyer would reasonably be expected to pay for all of the Assets of the Company, on such day, determined on an asset by asset basis, free and clear of all liens and encumbrances, in a single cash purchase.

In situations under this Agreement in which it is necessary to determine the Gross Appraised Value of the Assets of the Company, the provision requiring such determination provides the manner and time for the appointment of two appraisers (the “First Appraiser” and the “Second Appraiser”). If the Second Appraiser is timely designated, the First and Second Appraisers shall each, within forty-five (45) days of such appointment, give written notice to the Company, the Members, and the firm of independent certified public accountants designated by the Manager(s), of their respective determinations of the Gross Appraised Value of the Assets of the Company. If the difference between the separate determinations of the Gross Appraised Value of the Assets of the Company of the First Appraiser and the Second Appraiser is less than $500,000.00, the Gross Appraised Value of the Assets of the Company shall, for purposes of this Agreement, be equal to the average of the determinations of the Gross Appraised Value of the Assets of the Company of the First Appraiser and the Second Appraiser. If the difference between the separate determinations of the Gross Appraised Value of the Assets of the Company of the First Appraiser and the Second Appraiser is more than $500,000.00, then at any time after such period, either the Persons who appointed the First Appraiser or the Persons who appointed the Second Appraiser, by written notice to the First Appraiser and Second Appraiser, may demand that they appoint a Third Appraiser (the “Third Appraiser”). If the First Appraiser and Second Appraiser have not appointed the Third Appraiser (who shall have agreed to serve) by the twentieth day after such demand, either the Persons who appointed the First Appraiser or the Persons who appointed the Second Appraiser may request any judge of the Fourth Judicial District Court of the State of Utah to appoint the Third Appraiser. The Third Appraiser shall, within thirty (30) days after his or her appointment, make a determination of the Gross Appraised Value of the Assets of the Company and provide written notice of that determination to the Company, the members and the firm of independent certified public accountants designated by the Manager(s). Upon the determination of the Gross Appraised Value of the Assets of the Company by the Third Appraiser, the Gross Appraised Value of the Assets of the Company shall, for purposes of this Agreement, be equal to the average of the two closest determinations of the Gross Appraised Value of the Assets of the Company by the First, Second, and Third Appraisers.

If a Second Appraiser is not timely appointed in the manner provided by this Agreement, and if such Second Appraiser remains unappointed for more than ten (10) days after the Person entitled to make such appointment is given written notice that such Second Appraiser has not been timely appointed as provided in this Agreement, the Gross Appraised Value of the Assets of the Company shall be determined solely by the First Appraiser who shall give notice of such Gross Appraised Value of the Assets of the Company to the Company, the Members, and the firm of independent certified public accountants designated by the Manager(s) within thirty (30) days of the last day on which the Second Appraiser could have been timely designated.

Each appraiser appointed hereunder shall be disinterested and shall be a member of the Appraisal Institute or other appropriate body and qualified to appraise business similar to that of the Company.

ARTICLE 11: DISSOLUTION AND WINDING-UP

11.01                     Waiver of Partition. No Member shall, either directly or indirectly, take any action to require partition, file a bill for Company accounting or appraisement of the Company or of any of its assets or properties or cause the sale of any Company property, and notwithstanding any provisions of applicable law to the contrary, each Member (and each of his legal representatives, successors, or assigns) hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to his Company interest, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement.

11.02                     Covenant Not to Withdraw or Dissolve. Notwithstanding any provision of the Act, each Member hereby covenants and agrees that the Members have entered into this Agreement based on their mutual expectation that all Members will continue as Members and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Member hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) take any action that would cause a Voluntary Bankruptcy of such Member, (c) withdraw or attempt to withdraw from the Company, (d) exercise any power under the Act to dissolve the Company, (e) Transfer all or any portion of his interest in the Company, (f) petition for judicial dissolution of the Company, or (g) demand a return of such Member’s contributions or profits (or a bond or other security for the return of such contributions or profits) without the consent of the Members holding more than fifty percent (50%) of the Percentage Interests.

11.03                     Dissolution and Termination of the Company. The Company shall be dissolved and terminated upon the first to occur of any of the following (“Liquidating Events”):

(a)                                  By written agreement of Members holding more than fifty percent (50%) of the Percentage Interests;

(b)                                 The happening of any other event that makes it unlawful or impossible to carry on the business of the Company; or

(c)                                  When the Company is not the successor or survivor entity in any merger or consolidation between the Company and any one (1) or more other entities.

(d)                                 If the Company has not previously been dissolved and terminated, on the date which is thirty (30) years after the date on which the Articles of Organization for the Company were first filed with the Division of Corporations and Commercial Code of the Department of Commerce for the State of Utah.

11.04                     Effect of Bankruptcy, Death or Incompetency of a Member. The bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a Member shall not cause the termination or dissolution of the Company and the business of the Company shall continue. Upon any such occurrence and unless the trustee, receiver, executor, administrator, committee, guardian or conservator of such Member is admitted as a Member of the Company in accordance with the Operating Agreement, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Member shall have the rights specified in Section 9.05 of this Agreement. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Company Interest shall be subject to all of the restrictions set forth in this Agreement to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Member.

11.05                     Winding Up. Upon the dissolution of the Company, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Company’s business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Property has been distributed pursuant to this Section 11.05 and the Company has terminated. The Members shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company’s liabilities and Property, shall cause the Property to be liquidated as promptly as is consistent with obtaining the fair market value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefore, to be applied and distributed in the following order:

(a)                                  First, to the payment and discharge of all of the Company’s debts and liabilities to creditors, including debts and liabilities to creditors who are Members, and to the establishment of reserves for the payment of the debts and liabilities of the Company in accordance with applicable law;

(b)                                 The balance, if any, to the Members in accordance with their Percentage Interests.

11.06                     Reserve for Liabilities. In the discretion of the Members, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to Section 11.05(b) hereof may be:

(a)                                  distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Members, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 11.05 hereof; or

(b)                                 withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

11.07                     Deemed Distribution and Recontribution. Notwithstanding any other provisions of this ARTICLE 11, in the event the Company is liquidated within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g) but no Liquidating Event has occurred, the Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the events described in Regulations Section 1.708-l(b)(1)(iv) as in effect at the time of the liquidation described in the previous sentence shall be deemed to have occurred.

11.08                     Return of Capital. Each Member shall look solely to the assets of the Company and to the Company property remaining after the payment or discharge of the debts and liabilities of the Company to the Member. If such assets and property are insufficient to return the Capital Contributions of each Member, the Members shall have no recourse against any other Member or against the Manager(s) irrespective of such Member’s capital balance, be it a debit or credit balance. However, any Member with a debit or negative balance in his capital balance, upon the dissolution and winding up of the Company, shall not be entitled to a distribution as to capital or his share of profits.

11.09                     Winding Up of the Company. Upon a dissolution of the Company, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by the Manager(s) who are hereby authorized to do any and all acts and things reasonably necessary to accomplish the foregoing. In this regard, the Manager(s) may delegate their obligation to a receiver or a trustee.

A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Manager(s) to minimize the losses customarily attendant to distressed dispositions of property. In liquidating the assets of the Company, all assets of a saleable value which the Manager(s) determine are not suitable for an equitable distribution shall be sold at public or private sale as the Manager(s) deem advisable. Any Member may purchase such assets at any such sale.

11.10                     Final Accounting. The Company shall furnish each of the Members with a statement prepared by an accountant designated by the Manager(s) which shall set forth the assets and liabilities of the Company as of the date of termination and which shall disclose the sources and applications of Company assets and proceeds thereof during the course of winding up the Company affairs and dissolution. Upon completion of the winding up and termination of the Company, the Members shall execute, acknowledge and cause to be filed Articles of Dissolution of the Company.

11.11                     Method of Distribution of Assets. To the extent feasible, all distributions in liquidations shall be made pro rata to the Members in kind. Distribution of specific assets shall be determined by the Manager(s).

11.12                     Judicial Dissolution. Notwithstanding anything to the contrary in this Agreement, a court having jurisdiction of the Company and the Members may, in an action commenced by a Member, decree dissolution of the Company if in such action it is established that the Members are deadlocked in the management of the affairs of the Company and because of such deadlock either irreparable injury to the Company is threatened or being suffered or the business and the affairs of the Company can no longer be conducted to the advantage of the Members generally.

ARTICLE 12: AMENDMENT

12.01                     Amendment of Articles of Organization. The Company’s Articles of Organization shall be amended whenever:

(a)                                  There is a change in the name of the Company;

(b)                                 There is a change in the character of the business of the Company from that specified in the Company’s Articles of Organization;

(c)                                  There is a false or erroneous statement in the Articles of Organization;

(d)                                 There is a change in the time, as stated in the Articles of Organization, for the dissolution of the Company;

(e)                                  The Members determine to fix a time not previously specified in the Articles of Organization for the dissolution of the Company; or

(f)                                    The Members desire to make a change in any of the provisions of the Articles of Organization in order for the Articles of Organization to accurately represent the agreement among them.

12.02                     Amendment of Agreement. Amendments to this Agreement may be proposed by any Member. The Member proposing such an Amendment shall submit to the Members a verbatim statement of any proposed amendment and shah seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon. A proposed amendment shall be adopted and be effective as an amendment hereto only if it receives approval of the Members holding at least sixty percent (60%) of the Percentage Interests.

ARTICLE 13: INDEMNIFICATION

13.01                     Agents. Proceedings and Expenses. For the purposes of this Section 13.01, “agent” means any Person who is or was a Member, officer, employee, or other agent of this Company, or is or was serving at the request of this Company as an officer, employee, or agent of another foreign or domestic corporation, company, joint venture, trust or other enterprise, or was an employee, or agent of foreign or domestic corporation which was a Member of this Company. The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative. The term “expenses” includes, without limitation, attorney’s fees and any expenses of establishing a right to indemnification under Subsection 13.01(d), or Subsection 13.01(e) of this Section 13.01.

(a)                                  Actions Other Than By The Company. The Company shall indemnify any Person who was or is a party, or is threatened to be made party, to any proceeding (other than an action by or in the right of this Company) by reason of the fact that such Person is or was an agent of this Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that Person acted in good faith and in a manner that person reasonably believed to not be contrary to the best Interests of this Company and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Company or that the Person had reasonable cause to believe that the Person’s conduct was unlawful.

(b)                                 Actions By The Company. The Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Company to procure a judgment in its favor by reason of the fact that Person is or was an agent of this Company, against expenses actually and reasonably incurred by that Person in connection with the defense or settlement of that action if that Person acted in good faith, in a manner that person believed to not he contrary to the best interests of this Company and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Subsection 13.01(b):

(1)                                  In respect of any claim, issue or matter as to which that Person shall have been adjudged to be liable to the Company in the performance of that Person’s duty to the Company, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that Person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

(2)                                  Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(3)                                  Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

(c)                                  Successful Defense By Agent. To the extent that an agent of this Company has been successful on the merits in defense of any proceeding referred to in Subsection 13.01(b) or 13.01 (c), or in the defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(d)                                 Advance of Expenses. Expenses incurred in defending any proceeding shall be advanced by this Company before the final disposition of the proceeding on receipt of an agreement by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this ARTICLE 13.

(e)                                  Other Contractual Rights. Nothing contained in this ARTICLE 13 shall affect any right to indemnification to which persons other than Members, any officer or agents of this Company or any subsidiary hereof may be entitled by contract or otherwise.

13.02                     Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any agreement, vote of Members (whether disinterested or not), or otherwise, both as to action in his official capacity and as to action in another capacity while holding such position, and shall continue as to a person who has ceased to be a Member or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

13.03                     Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Member, officer, or employee of the Company, or is or was serving at the request of the Company as a member, employee or agent of another company, joint venture, trustor other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability.

13.04                     Settlement by Company. The right of any person to be indemnified shall be subject always to the right of the Company, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the sole expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

ARTICLE 14: MISCELLANEOUS

14.01                     Notices. Each Member shall maintain with the records of the Company an address for notices from the Company to such Member. Each Member agrees that as of the date of this Agreement, the address for notices to such Member is set forth in ARTICLE 3 above. Each Member may, by notice given to all of the other Members and the Company at the designated office specified in Section 1.04 above in the manner specified in this Section 14.01 designate another address to which notices are to be sent pursuant to this Agreement. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and sent by overnight courier, or by telephone or facsimile, if such telephone conversation or facsimile is followed by a hard copy of the telephone conversation or facsimile communication sent by registered mail, return receipt requested, postage prepaid, addressed in the manner specified above in this Section 14.01. Any such notice shall be deemed to be delivered, given, and received as of the earlier of the date so delivered or delivery is refused.

14.02                     Title and Captions. Article and Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

14.03                     Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and the word “person” shall include corporation, firm, company, or other form of association.

14.04                     Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

14.05                     Governing Law. This Agreement and all amendments hereto shall be governed by the laws of the State of Utah.

14.06                     Survival of Terms and Provisions. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Members.

14.07                     Severability. The invalidity or unenforceability of any part of this Agreement shall not invalidate or affect the validity or enforceability of any other provision of this Agreement, which shall continue to govern the rights and obligations of the parties hereto as though the invalid or unenforceable provisions(s) were not a part hereof.

14.08                     Further Instruments. The Members agree that they will execute any and all other documents or legal instruments that may be necessary or required to carry out and effectuate all of the provisions hereof.

14.09                     Preparation of Agreement. The Members acknowledge that they have all participated in the preparation of this Agreement and, in the event that any question arises regarding its interpretation, no presumption shall be drawn in favor of or against any Member with respect to the drafting hereof.

14.10                     Entire Agreement. This Agreement constitutes and represents the entire agreement of the Members with respect to the subject matter hereof, and all other prior agreements, covenants, promises and conditions, verbal or written, between the Members are incorporated herein. No Member hereto has relied upon any other promise, representation or warranty, other than those contained herein, in executing this Agreement.

14.11                     Waiver of Lis Pendens and Partition. The Members recognize that no Member has any direct right in any Company property, but only an interest in the Company which is personal property. Accordingly, because the Company may suffer irreparable financial loss if a lis pendens were filed or an action for partition were brought with respect to Company property by a Member arising out of a Company dispute, each Member does hereby waive any such right to file a lis pendens against any property of the Company or bring an action for partition thereof.

14.12                     Litigation. In the event any Member or the Company finds it necessary to bring an action at law or other proceeding against any Member to enforce any of the terms, covenants or conditions hereof, or by reason of any breach or difficulty hereunder, the party prevailing in any such action or other proceeding shall be entitled to recover against the other party all reasonable attorney’s fees and associated costs. In the event any judgment is secured by such prevailing party, all such attorneys’ fees and associated costs shall be determined by the court and not a jury and shall be included in any judgment.

14.13                     Qualification in Other States. If the business of the Company is conducted in states in addition to the State of Utah, then the Members agree that this Company shall exist under the laws of each state in which such business is actually conducted to the extent that it is necessary in order to do business in such state but that otherwise the laws of the State of Utah shall govern this Company and each Member agrees to execute such other and further documents as may be required in order to qualify the Company to conduct its business in other states. To the extent that business of the Company shall be conducted in another state, the Members may designate a principal place of business and other offices in such state or states.

14.14                     Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

14.15                     Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. The terms of this Agreement are intended to embody the economic relationship among the Members and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

14.16                     Time. Time is of the essence with respect to this Agreement.

14.17                     Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

14.18                     Further Action. Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

14.19                     Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

[The Rest of This Page Is Intentionally Left Blank]

DATED effective as of January 1, 2004.

MANAGER:

/s/ Kenneth M. Woolley
Kenneth M. Woolley

MEMBERS:

/s/ Kenneth M. Woolley
Kenneth M. Woolley

/s/ Charles L. Allen
Charles L. Allen

/s/ Dean A. Anderson
Dean A. Anderson

/s/ Timothy Arthurs
Timothy Arthurs

/s/ Kenneth R. Beck
Kenneth R. Beck

K. Bruce Boucher

/s/ Robert L. Burns
Robert L. Burns

Larendee B. Call

/s/ Kent W. Christensen
Kent W. Christensen

Monty J. Conrad

Alex Engel

James Hafen

Russell Brent Hardy

/s/ William E. Hoban
Bill Hoban

KRISPEN FAMILY HOLDINGS, L.C., a Utah
limited liability company

By:	/s/ Spencer F. Kirk
Name:
Title:

Mark M. Landes

Todd A. Lucas

/s/ Diane Manning
Diane Manning

/s/ James L. Overturf
James L. Overturf

/s/ David L. Rasmussen
David L. Rasmussen

/s/ Brian G. Sheppard
Brian G. Sheppard

SSA VENTURES, L.L.C., a Utah limited liability
company

By:	/s/ Stephen C. Aldous
Name:	Stephen C. Aldous
Title:	Manager

/s/ Jim M. Stevens
Jim M. Stevens

/s/ Robert Strandt
Robert Strandt

/s/ Peter Scott Stubbs
Peter Scott Stubbs

Richard S. Tanner

Ann Maureen King, as Trustee of the Ann Maureen
King Trust dated June 26, 1998

Kenneth M. High, as Trustee of the High Family
Trust dated December 31, 2000

Sandra J. High, as Trustee of the High Family Trust
dated December 31, 2000

THE KIRK 101 TRUST

By:
David R. Spafford, Trustee

By:	/s/ Stephen C. Aldous, Trustee
Stephen C. Aldous, Trustee

Thomas P. Pecht, as Trustee of the Pecht Family
Trust dated April 11, 1997

Karen M. Pecht, as Trustee of the Pecht Family
Trust dated April 11, 1997

THE SFKC KIRK CHARITABLE REMAINDER TRUST

By:
Leland S. McCullough, Trustee

By:
David R. Spafford, Trustee

Robert C. Weiss, in his capacity as Trustee of the
Weiss Trust dated August 2, 1996

Gwynneth F. Weiss, in her capacity as Trustee of
the Weiss Trust dated August 2, 1996

/s/ Kenneth T. Woolley
Kenneth T. Woolley

EXHIBIT B

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
EXTRA SPACE DEVELOPMENT, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
FOR
EXTRA SPACE DEVELOPMENT, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) is made as of December 31, 2007 (the “Effective Date”) by and between KENT W. CHRISTENSEN and CHARLES L. ALLEN, as the Managers, and EXTRA SPACE STORAGE LLC (referred to as the “Member”), with reference to the following facts:

A.              Extra Space Development, LLC (“Company”) a limited liability company organized under the laws of the State of Utah, has previously filed Articles of Organization (the “Articles”), with the Utah Secretary of State.

B.              The Member has entered into a Subscription Agreement of even date herewith, whereby Member has acquired membership interests in the Company.

C.              By operation of a Membership Interest Redemption Agreement, Member is now the sole member of the Company.

D.              The Member desires to adopt and approve a Second Amended and Restated Operating Agreement for the Company under the Revised Utah Limited Liability Company Act as currently or hereinafter in effect in the State of Utah (the “Act”).

NOW, THEREFORE, the Member by this Agreement sets forth the Operating Agreement for the Company upon the terms and subject to the conditions of this Agreement.

ARTICLE I
ORGANIZATIONAL MATTERS

1.1             Name. The name of the company shall be “Extra Space Development, LLC.” The Company may conduct business under that name or any other name approved by the Member.

1.2             Term. This Agreement shall be effective from the date of the adoption of this Agreement by all of the Members and the term of this Agreement shall continue until dissolution of the Company as hereinafter provided.

1.3             Office and Agent. The Company shall continuously maintain an office and registered agent in the State of Utah as required by the Act. At the time of its formation, the registered office and registered agent of the Company in the State of Utah is Extra Space Storage LLC of2795 E, Cottonwood Parkway, #400, Salt Lake City, Utah 84121 Attn: David L. Rasmussen. In addition, the Company shall maintain its principal office at 2795 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121, or at such other place as the Manager(s) may determine. The registered office, registered agent and principal office of the Company may be changed at any time and from time to time by the Manager(s).

1.4             Business of the Company. The Company shall not engage in any business other than the following without the consent of all of the Members:

1

(a)           The purpose of the Company is to engage in any other lawful activity for which a limited liability company may be organized under the Act; and

(b)           Such other activities directly related to the foregoing activities as may be necessary or advisable in the reasonable opinion of the Manager to further such business.

ARTICLE II
CAPITAL CONTRIBUTIONS

2.1             Capital Contributions. The Member shall make a contribution to the capital of the Company in the amount shown opposite the Member’s name on Exhibit “A” attached hereto. No Member shall be required to make any additional contributions to the capital of the Company. Additional contributions to the capital of the Company shall be made only with the unanimous consent of the Manager and the Member. Except as provided in this Agreement, no Member may withdraw his or her capital contribution.

2.2             Capital Accounts. The Company shall establish an individual capital account (“Capital Account”) for each Member. The Company shall determine and maintain each Capital Account in accordance with Treasury Regulations Section 1.704-1 (b)(2)(iv).

2.3             No Interest. The Company shall not pay any interest on capital contributions.

ARTICLE III
MEMBERS

3.1             Member. The liability of the Member shall be limited as provided in the Act, which generally provides that no Member is personally liable for the debts, obligations, or liabilities of the Company.

3.2             Admission of Additional Members. Additional Members may be admitted with the approval of all Members. Additional Members will participate in the “Net Profits,” “Net Losses” (as such terms are defined in Section 5.1), and distributions of the Company on such terms as are determined by the Members. Exhibit “A” shall be amended upon the admission of an additional Member to set forth such Member’s name and capital contribution.

3.3             Member Services: Reimbursement of Expenses. Unless otherwise specifically agreed among the Members, no Member shall receive any payment or compensation for performance of obligations under this Agreement. Subject to reasonable regulations adopted by the Manager, the Company shall reimburse Members for all reasonable direct out-of-pocket expenses incurred by them at the request of the Company.

ARTICLE IV
MANAGEMENT AND CONTROL OF THE COMPANY

4.1             Manager to Manage Business.

(a)           The business of the Company shall be conducted under the exclusive management of a manager or managers (the “Manager”) elected by the Members. The initial Managers shall be Kent W. Christensen and Charles L. Allen. At all times when there is more than one Manager for the Company, each Manager shall have full power and authority to act on behalf of the Company and to bind the Company

2

thereby, without the approval of any other Manager, except as otherwise prohibited by other provisions of this Agreement.

(b)           The Manager shall act on behalf of the Company. The Manager may, but need not, act at meetings.

4.2             Powers of Managers. The Manager is authorized on the Company’s behalf to make all decisions as to: (i) management of all or any part of the Company’s assets and business; (ii) borrowing money (including borrowing from Members), and the granting of security interests in the Company’s assets; (iii) prepayment, refinancing, or extension of any indebtedness of the Company for borrowed money; (iv) compromise or release of any of the Company’s claims or debts; and (v) employment of persons, firms, or corporations for the operation and management of the Company’s business.

In the exercise of the Manager’s management powers, the Manager is authorized to execute and deliver on behalf of the Company and in its name: (i) contracts, conveyances, assignments, leases, subleases, franchise agreements, licensing agreements, management contracts, and maintenance contracts covering or affecting the Company’s business and assets; (ii) checks, drafts, and other orders for the payment of the Company’s funds; (iii) promissory notes, mortgages, deeds of trust, security agreements, and other similar documents; and (iv) other instruments of any kind or character relating to the Company’s affairs, whether like or unlike the foregoing.

4.3             Election of Managers.

(a)           The Company shall initially have two (2) Managers. The number of Managers of the Company shall be fixed from time to time by the affirmative vote or written consent of a majority of the Membership Interests, provided that in no instance shall there be less than one Manager and provided further that if the number of Managers is reduced from more than one to one, the Articles shall be amended to so state, and if the number of Managers is increased to more than one, the Articles shall be amended to delete the statement that the Company has only one Manager. Unless he or she resigns or is removed, each Manager shall hold office until a successor shall have been elected and qualified. Managers shall be elected by the affirmative vote or written consent of Members holding a majority of the Membership Interests. A Manager need not be a Member, an individual, a resident of the State of Utah, or a citizen of the United States.

(b)           Any Manager may resign at any time by giving written notice to the Members and remaining Manager, if any, without prejudice to the rights, if any, of the Company under any contract to which the Manager is a party. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

(c)           Any Manager may be removed at any time, with cause, by the affirmative vote of a majority of the Membership Interest at a meeting called expressly for that purpose, or by the written consent of a majority of the Membership Interest. Any removal shall be without prejudice to the rights, if any, of the Manager under any employment contract and, if the Manager is also a Member, shall not affect the Manager’s rights as a Member or constitute a withdrawal of a Member. For purposes of this Section, “cause” shall mean fraud, gross negligence, willful misconduct, embezzlement or a breach of such Manager’s obligations under this Agreement or any employment contract with the Company.

(d)           Any vacancy occurring for any reason in the number of Managers may be filled by the affirmative vote or written consent of a majority of the Membership Interest.

3

4.4             Time Devoted to Business. The Manager shall devote such time to the business of the Company as he in his discretion deems necessary for the efficient operation of the Company’s business. The Manager and any person or entity controlled by, controlling or under common control with the Manager (each such person or entity is defined as an “Affiliate”) may engage or invest in any activity, including, without limitation, those that might be in direct or indirect competition with the Company. Neither the Company nor any Manager shall have any right in or to such other activities or to the income or proceeds derived therefrom.

4.5             Information Relating to Company. On request, the Manager shall supply to any Member information regarding the Company or its activities. Each Member or authorized representative of a Member shall have access to and may inspect and copy all books, records, and materials in the Manager’s possession regarding the Company or its activities. The exercise of the rights contained in this Section shall be at the requesting Member’s expense.

4.6             Exculpation. Any act or omission of the Manager, the effect of which may cause or result in loss or damage to the Company or the Members if done in good faith to promote the best interests of the Company, shall not subject the Manager to any liability to the Members.

4.7             Management Fee: Reimbursement of Expenses. The Company shall pay the Manager a management fee and no Manager shall be prevented from receiving any fee because the Manager is also a Member. In addition, the Company shall pay the Manager or Affiliates of the Manager for services rendered or goods provided to the Company. The Company shall reimburse the Manager for all reasonable direct out-of-pocket expenses incurred by him or his Affiliates in managing the Company.

ARTICLE V
ALLOCATIONS OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS

5.1             Definitions. When used in this Agreement, the following terms shall have the meanings set forth below.

(a)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

(b)           “Company Minimum Gain” shall have the meaning ascribed to the term “Partnership Minimum Gain” in the Treasury Regulations Section l.704-2(d).

(c)           “Member Nonrecourse Debt” shall have the meaning ascribed to the term “Partner Nonrecourse Debt” in Treasury regulations Section 1.704-2(b)(4).

(d)           “Member Nonrecourse Deductions” shall mean items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

(e)           “Net Profits” and “Net Losses” shall mean the income, gain, loss, deductions, and credits of the Company in the Aggregate or separately stated, as appropriate, determined in accordance with the method of accounting at the close of each fiscal year employed on the Company’s information tax return filed for federal income tax purposes.

(f)            “Nonrecourse Liability” shall have the meaning set forth in Treasury Regulations Section 1.752-l(a)(2).

4

(g)           “Treasury Regulations” shall mean the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

5.2             Allocations of Net Profit and Net Loss.

(a)           Net Loss. Net Loss shall be allocated to the Members in proportion to their Membership Interest. Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member’s share of Company Minimum Gain that would be realized on a foreclosure of the Company’s property. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this Section 5.2(a)). Any loss reallocated under this Section 5.2(a) shall be taken into account in computing subsequent allocations of income and losses pursuant to this Article V, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this Article V, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article V if no reallocation of losses had occurred under this Section 5.2(a).

(b)           Net Profit. Net Profit shall be allocated to the Members in proportion to their Membership Interests.

5.3             Code Section 704(c) Allocations. Notwithstanding any other provision in this Article V, in accordance with Code Section 70-4(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member’s Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

(a)           Distribution of Assets by the Company. Subject to applicable law and any limitations contained elsewhere in this Agreement, Members holding at least a majority of the Membership Interests may elect from time to time to cause the Company to make distributions. Distributions shall be first to the Members in proportion to their unreturned capital contributions until each Member has recovered his or her capital contributions, and then to the Members in proportion to their Membership Interests.

ARTICLE VI
CONSEQUENCES OF DISSOLUTION EVENTS AND
TERMINATION OF MEMBERSHIP INTEREST

6.1             Dissolution Event. Upon the occurrence of the death, withdrawal, resignation, retirement, insanity or dissolution of any Member (“Dissolution Event”), the Company shall dissolve unless all of the remaining Members (“Remaining Members”) consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company. If the Remaining Members so consent, the Company and/or the Remaining Members shall have the right to purchase, and if such right is exercised, the Member (or his or her legal representative or estate) whose actions or conduct resulted in the Dissolution Event (“Former Member”) shall sell, the Former Member’s Membership Interest (“Former Member’s Interest”) as provided in this Article.

5

6.2             Withdrawal. Notwithstanding Section 6.1, upon the withdrawal by a Member such Member shall be treated as a Former Member, and, unless the Company dissolves as a result of such withdrawal, the Company and/or the Remaining Members shall have the right to purchase, and if such right is exercised, the Former Member shall sell, the Former Member’s Interest as provided in this Article.

6.3             Purchase Price. The purchase price for the Former Member’s Interest shall be the fair market value of the Former Members Interest as determined by an independent appraiser jointly selected by the Former Member and by Remaining Members holding a majority of the remaining Membership Interests. The Company and the Former Member shall each pay one-half of the cost of the appraisal. Notwithstanding the foregoing, the Dissolution Event results from a breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach.

6.4             Notice of Intent to Purchase. Within thirty (30) days after the fair market value of the Former Member’s Interest has been determined in accordance with Section 6.3, each Remaining Member shall notify the Members in writing of his or her desire to purchase a portion of the Former Member’s Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member’s Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member’s Interest in the same proportion that the Membership Interest of the Remaining Member bears to the aggregate of the Membership Interests of all of the Remaining Members electing to purchase the Former Member’s Interest.

6.5             Election to Purchase Less Than All of the Former Member’s Interest. If any Remaining Member elects to purchase none or less than all of his or her pro rata share of the Former Member’s Interest, then the Remaining Members can elect to purchase more than their pro rata share. If the Remaining Members fail to purchase the entire interest of the Former Member, the Company may purchase any remaining share of the Former Member’s Interest.

6.6             Payment of Purchase Price. The Company or the Remaining Members, as the case may be, shall pay at the closing one-fifth (1/5) of the purchase price and the balance of the purchase price shall be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Code for the month in which the initial payment is made, but the Company and the Remaining Members shall have the right to prepay in full or in part at any time without penalty. The obligation of each purchasing Remaining Member, and the Company, as applicable, to pay its portion of the balance due shall be evidenced by a separate promissory note executed by the respective purchasing Remaining Member or the Company, as applicable. Each such promissory note shall be in an original principal amount equal to the portion owed by the respective purchasing Remaining Member or the company, as applicable. The promissory note executed by each purchasing Remaining Member shall be secured by a pledge of that portion of the Former Member’s Interest purchased by such Remaining Member.

6.7             Closing of Purchase of Former Member’s Interest. The closing for the sale of a Former Member’s Interest pursuant to this Article shall be held at a time and place mutually agreed upon by the parties. At the closing, the Former Member shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member’s Interest. The Former Member, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be reasonably necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

6

ARTICLE VII
ACCOUNTING, RECORDS, REPORTING BY MEMBERS

7.1             Books and Records. The books and records of the Company shall be kept in accordance with the accounting methods followed for federal income tax purposes.

7.2             Reports. The Company shall cause to be filed, in accordance with the Act, all reports and documents required to be filed with any governmental agency. The Company shall cause to be prepared at least annually information concerning the Company’s operations necessary for the completion of the Members’ federal and state income tax returns. The Company shall send or cause to be sent to each Member within ninety (90) days after the end of each taxable year (i) such information as is necessary to complete the Members’ federal and state income tax or information returns and (ii) a copy of the Company’s federal, state and local income tax or information returns for the year.

7.3             Bank Accounts. The Manager shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in fashion with the funds of any other person. The Manager, acting alone, is authorized to endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company.

7.4             Tax Matters for the Company. The Manager is designated at “Tax Matters Partner” (as defined in Code Section 6231), to represent the Company (at the Company’s expense) in connection with all examination of the Company’s affairs by tax authorities and to expend Company funds for professional services and costs associated therewith.

ARTICLE VIII
DISSOLUTION AND WINDING UP

8.1             Conditions of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

(a)           Upon the happening of any event of dissolution specified in the Articles;

(b)           Upon the entry of a decree of judicial dissolution pursuant to Section 17351 of the Corporations Code;

(e)           Upon the vote of Members holding at least a majority of the Membership Interests; or

(d)           The sale of all or substantially all of the assets of the Company.

8.2             Winding Up. Upon the dissolution of the Company, the Company’s assets shall be disposed of and its affairs wound up. The Company shall give written notice of the commencement of the dissolution to all of its known creditors.

8.3            Order of Payment of Liabilities Upon Dissolution. After determining that all the known debts and liabilities of the Company have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive capital account balances, after taking into account income and loss allocations for the Company’s taxable year during which liquidation occurs.

8.4            Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look only to the assets of the Company for the return of his or

7

her positive Capital Account balance and shall have no recourse for his or her Capital Contribution and/or share of Net Profits against any other Member except as provided in Article VIII.

8.5             Certificates. The Company shall file with the Utah Secretary of State a Certificate of Dissolution upon the dissolution of the Company and a Certificate of Cancellation upon the completion of the winding up of the Company’s affairs.

ARTICLE IX
INDEMNIFICATION

9.1             Indemnification of Agents. The Company shall indemnify any Manager and Member and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a Manager, Member, officer, employee or other agent of the Company or that, being or having been such a Manager, Member, officer, employee or agent, he or she is or was serving at the request of the Company as a manager, director, office, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

ARTICLE X
INVESTMENT REPRESENTATIONS

Each Member hereby represents and warrants to, and agrees with, the Manager the Members and the Company as follows:

10.1            Pre-existing Relationship or Experience. He or she has a pre-existing personal or business relationship with the Company or one or more of its officers or controlling persons, or by reason of his or her business or financial experience, or by reason of the business or financial experience of his or her financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, he or she is capable of evaluating the risks and merits of an investment in the Company and of protecting his or her own interests in connection with this investment.

10.2            No Advertising. He or she has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or genera! solicitation with respect to the sale of the Membership Interest.

10.3            Investment Intent. He or she is acquiring the Membership Interest for investment purposes for his or her own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.

ARTICLE XI
MISCELLANEOUS

11.l             Complete Agreement. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements among the Members. To the extent that any provision of the Articles conflict with any provision of this Agreement, the Articles shall control.

8

11.2           Binding Effect. Subject to the provision of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

11.3           Interpretation. All pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may required. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.

11.4           Jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Utah in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over him or her may be effected by service of process by registered or certified mail addressed as provided in Section 11.6, and that when so made shall be as if served upon him or her personally within the State of Utah.

11.5           Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

11.6          Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive notice. Such notices will be given to a Member at the address specified in Exhibit “A” hereto. Any party may, at any time by given five days’ prior written notice to the other Members, designate any other address in substitution of the foregoing address to which such notice will be given.

11.7          Amendments. All amendments to this Agreement will be in writing and signed by all of the Members.

11.8          Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.9          Attorney Fees. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses, all for which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law. For the purposes of this Section: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) post judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

9

11.10         Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

11.11         Qualification in Other States. In the event that the business of the Company is conducted in states in addition to the State of Utah, then the Members agree that this Company shall exist under the laws of each state in which such business is actually conducted to the extent that it is necessary in order to do business in such state but that otherwise the laws of the State of Utah shall govern this Company and each Member agrees to execute such other and further documents as may be required in order to qualify the Company to conduct its business in other states. To the extent that business of the Company shall be conducted in another state, the Manager(s) may, in their discretion, designate a principal place of business and other offices in such state or states.

10

IN WITNESS WHEREOF, the Member and Managers of Extra Space Development, LLC, a Utah limited liability company, have executed this Agreement, effective as of the date written above.

MEMBER:

EXTRA SPACE STORAGE LLC,
a Delaware limited liability company

By:	/s/ Kenneth M. Woolley
Its: Manager

MANAGERS:

/s/ Kent W. Christensen
Kent W. Christensen

/s/ Charles L. Allen
Charles L. Allen

11

EXHIBIT “A”

CAPITAL CONTRIBUTION AND ADDRESSES OF
MEMBERS AS OF THE EFFECTIVE DATE

	Capital	Membership
Member	Contribution	Interest

Extra Space Storage LLC 2795 E. Cottonwood Parkway, Suite 400 Salt Lake City, UT 84121		$100%

12

EXHIBIT C

PLAN OF DISSOLUTION
OF
EXTRA SPACE DEVELOPMENT, LLC

PLAN OF DISSOLUTION
OF
EXTRA SPACE DEVELOPMENT, LLC

This Plan of Dissolution of Extra Space Development, LLC, a Utah limited liability company (“Company”), is made pursuant to the Amended and Restate Operating Agreement for the Company, dated as of January 1, 2004.

WHEREAS, the manager of the Company, Kenneth M. Woolley, and the undersigned holders of a majority-in-interest of the Percentage Interests of the Company have determined that it is in the best interests of the Company and its members for the Company to sell all of its assets and to wind up its affairs and dissolve;

WHEREAS, the Company has negotiated an agreement with Extra Space Storage, Inc and its subsidiaries for the purchase of all of the Company assets, with provision for the payment of Company liabilities and a reserve for the expenses of winding up it affairs.

IT IS RESOLVED, that the Company be dissolved and wind up its affairs in accordance with the following (“Plan”):

1.       Enter into an agreement to sell all of the Company’s interest in its property owning entities (subsidiaries and all joint venture interests) to Extra Space Storage LLC, for the sum of $21,486,446.75 (which reflects the agreed upon real estate values of the Company properties, less existing property level debts, less a reduction for the interests of the Company’s joint venture partners, adjusted for the actual net results of operation thru 11/30/07 per the Company balance sheet, and further adjusted for the estimated results of operations from 11/30/07 through 12/31/07).

2.       Pay in full the Company obligations on its line of credit from Zions First National Bank in the approximate amount of $9,055,000.

3.       Retain a reserve of approximately $357,000 in cash and receivables, for winding up expenses and for known and contingent liabilities and retained by the Company.

4.       Accept a Subscription Agreement from Extra Space Storage LLC for a membership interest in the Company, in exchange for payment equal to the $357,000 in retained reserves.

5.       Distribute all remaining net proceeds of sale and all other cash, in the approximate amount of $8,793,000, to its current members in proportion to their Percentage Interests and in complete redemption of their respective membership interests in the Company.

6.       Authorize Kenneth M. Woolley as manager to conduct and wind up the final affairs of the Company, including preparation of a final accounting and tax returns, and application of the reserves to the liabilities of the Company (which will then be a wholly-owned

1

subsidiary of Extra Space Storage LLC, with the reserved funds and any contingent assets and liabilities which may remain isolated in the Company).

THE FOREGOING PLAN IS HEREBY APPROVED THIS December, 24 2007.

MANAGER	MEMBERS [majority-in-interest]

/s/ Kenneth M. Woolley	/s/ Kenneth M. Woolley
Kenneth M. Woolley	Kenneth M. Woolley
32.6300419%

Krispen Family Holdings, L.C.

	By:	/s/ Spencer F. Kirk
	Its:	MANAGER
20.1946641%

2